UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2023

TPCO Holding Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-56348	98-1566338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Leigh Avenue, San Jose, California	95125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (669) 279-5390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

On February 21, 2023, TPCO Holding Corp., a British Columbia corporation (the “Company” or “TPCO”), Gold Flora, LLC, a California limited liability company (“Gold Flora”), Stately Capital Corporation, a British Columbia corporation and a principal unitholder of Gold Flora (“Stately”), Gold Flora Corporation, a British Columbia corporation (“Newco”) and Golden Grizzly Bear LLC, a California limited liability company (“Merger Sub”) entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which Gold Flora and TPCO will combine by way of a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act(British Columbia) and a plan of merger (the “Plan of Merger”) pursuant to the provisions of the California Revised Uniform Limited Liability Company Act, as amended (the “Business Combination”). Following the Business Combination, Newco will manage and hold the combined business of TPCO and Gold Flora and will, directly and indirectly, own all of the issued and outstanding common shares of TPCO (the “TPCO Shares”) and all of the issued and outstanding membership units in the capital of Gold Flora (the “Gold Flora Units”).

In connection with the Business Combination, Newco will redomicile to the United Stated as a Delaware corporation pursuant to Section 388 of the Delaware General Corporation Law and will operate as Gold Flora Corporation. Newco will remain a reporting issuer in Canada and the United States and, subject to receipt of all requisite stock exchange approvals, it is expected that the shares of common stock of Newco (“Newco Shares”) will continue to be listed on the Neo Exchange Inc. and on the OTCQX Best Market tier  of the electronic over-the-counter marketplace operated by OTC Markets Group Inc..

Consideration

Subject to the terms and conditions set forth in the Business Combination Agreement, the Plan of Arrangement and the Plan of Merger, holders of TPCO Shares will receive one Newco Share for each TPCO Share held (the “TPCO Exchange Ratio”) and holders of Gold Flora Units will receive 1.5233 Newco Shares for each Gold Flora Unit held (the “Gold Flora Exchange Ratio”). The Business Combination values Gold Flora at $1.50 per Gold Flora Unit and TPCO as $0.9847 per TPCO Share. Following the completion of the Business Combination, current holders of TPCO Shares will hold approximately 49% of Newco and current holders of Gold Flora Units will hold approximately 51% of Newco.

Upon the Business Combination, all TPCO equity awards granted under TPCO’s equity incentive plan or otherwise that are outstanding immediately prior to the Business Combination will be exchanged for replacement equity awards in Newco such that, upon exercise (with respect to TPCO options and warrants) or vesting (with respect to TPCO performance share units or restricted share units), as applicable, the holder of such award will be entitled to receive Newco Shares, with the number of shares underlying such award and, in the case of TPCO options and warrants, the exercise price of such award adjusted based on the TCPO Exchange Ratio.

Each of the warrants to acquire Gold Flora Units that are outstanding immediately prior to the Business Combination will be exercisable, in accordance with the terms of such warrants, for the number of Newco Shares that the holder of such warrants would have been entitled to receive as a result of the transactions contemplated by the Business Combination if, immediately prior to the Business Combination, such holder had been the registered holder of the number of Gold Flora Units to which such holder would have been entitled if such holder had exercised such holder's warrants immediately prior to the completion of the Business Combination. Additionally, immediately prior to the Business Combination, certain debentures issued by Gold Flora that are outstanding immediately prior to the Business Combination will be converted, in accordance with the terms of such debentures, into Gold Flora Units and exchanged for Newco Shares in connection with the Business Combination. Separately, other debentures issued by Gold Flora that are outstanding immediately prior to the Business Combination will be amended such that, among other things, such debentures will not be converted into Gold Flora Units upon completion of the Business Combination and will continue as an obligation of Newco following the Business Combination and be convertible into Newco Shares in accordance with its terms.

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Conditions to the Business Combination

The Business Combination Agreement contains a number of conditions to the completion of the Business Combination, including: (i) the approval of the Business Combination at an annual and special meeting to be held to approve the Business Combination (the “TPCO Meeting”) by holders of TPCO Shares (the “TPCO Shareholders”) holding at least 66 2/3% of the votes cast on the resolution approving the Business Combination (voting as a single class present in person or represented by proxy and entitled to vote at the TPCO Meeting); (ii) the approval of the Business Combination at a meeting of holders of Gold Flora Units holding at least a majority of the votes cast by each class of membership units on the resolution approving the Business Combination; and (iii) the approval of the Business Combination at a special meeting to be held to approve the Business Combination (the “Stately Meeting”) by holders of the common shares (“Stately Shares”) of Stately (the “Stately Shareholders”) holding at least 66 2/3% of the votes cast on the resolution approving the Business Combination (voting as a single class present in person or represented by proxy and entitled to vote at the Stately Meeting).

It is a condition to closing in favor of Gold Flora that no more than holders of 6% of the outstanding TPCO Shares shall have exercised dissent rights with respect to the Business Combination (unless such dissent rights have been subsequently withdrawn prior to the effective date of the Business Combination (the “Effective Date”). Similarly, it is a condition to closing in favor of TPCO that holders of (i) no more than 6% of the outstanding Gold Flora Units, and (ii) no more than 6% of the Stately Shares shall have exercised dissent rights with respect to the Business Combination that have not been withdrawn as of the Effective Date.

In addition, the Business Combination is subject to the approval of the Supreme Court of British Columbia at a hearing of the terms and conditions of the Business Combination, the approval of the listing of the Newco Shares on the Neo Exchange Inc. and the expiration, waiver or termination of any applicable waiting periods and any extensions thereof under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Certain Other Terms of the Business Combination Agreement

The Business Combination Agreement includes customary representations and warranties of TPCO, Gold Flora, Stately, Newco and Merger Sub and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of each party's business during the interim period between the date of the Business Combination Agreement and consummation of the Business Combination.

The Business Combination Agreement provides for customary non-solicitation covenants, subject to the right of the board of directors of TPCO (the “Company Board”) to consider an acquisition proposal and a right to change their recommendation and accept a superior proposal and the right of Gold Flora to match any such proposal within five business days. The Business Combination Agreement may be terminated by the mutual written agreement of TPCO and Gold Flora and by either party in certain circumstances as more particularly set forth in the Business Combination Agreement.

The Business Combination Agreement also provides for the payment by Gold Flora to TPCO of a termination fee in the amount of $4,000,000 if the Business Combination Agreement is terminated in certain specified circumstances, including, among other things, in the event the Business Combination Agreement is terminated (i) for breach by Gold Flora of its non-solicitation obligations if (x) prior to the date of termination, an acquisition proposal meeting certain requirements has been publicly announced or otherwise communicated to Gold Flora, and (y) within 12 months of the date of such termination, the acquisition proposal transaction is completed by Gold Flora, and (ii) for failure of Gold Flora to secure approval of the requisite majority of the holders of the Gold Flora Units on or before 15 days following receipt of the interim order of the Supreme Court of British Columbia. Similarly, the Business Combination Agreement also provides for the payment by TPCO to Gold Flora of a termination fee in the amount of $4,000,000 if the Business Combination Agreement is terminated in certain specified circumstances, including, among other things, in the event the Business Combination Agreement is terminated (i) for either a breach by TPCO of its non-solicitation obligations, failure by TPCO to secure the approval of the requisite majority of the TPCO Shareholders, or the outside date for completion of the Business Combination having passed if, in each case, (x) prior to the date of termination, an acquisition proposal meeting certain requirements has been publicly announced or otherwise communicated to TPCO, and (y) within 12 months of the date of such termination, the acquisition proposal transaction is completed by TPCO, and (ii) if the Business Combination Agreement is terminated in the event TPCO accepts a superior proposal or the Company Board changes its recommendation to vote in favor of the Business Combination. Additionally, a termination fee of $4,000,000 shall be payable to either Gold Flora or TPCO in the event each of the condition precedents to the Business Combination have been satisfied or waived prior to the October 31, 2023 and the other party refuses to consummate the transactions contemplated by the Business Combination Agreement. In addition, TPCO is entitled to an expense reimbursement not to exceed $2 million in the event that the transaction is terminated by TPCO due to the occurrence of certain prescribed events.

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Upon completion of the Business Combination, it is anticipated that Troy Datcher will be named Chairman of the Board and that Laurie Holcomb will be named Chief Executive Officer of Newco. The board of directors of Newco will be comprised of three nominees of TPCO, including Troy Datcher as chair, and four nominees of Gold Flora, including Laurie Holcomb.

The Company Board has unanimously determined, with interested directors abstaining and after receiving financial and legal advice and following the receipt of a unanimous recommendation of a special committee of independent directors (the “Special Committee”), that the Business Combination Agreement is in the best interest of the Company, and that, on the basis of the fairness opinions received, that the consideration to be received by the Company shareholders pursuant to the Business Combination Agreement is fair, from a financial point of view, to such shareholders. Each of the Company Board and the Special Committee received a fairness opinion from Hyperion Capital Inc. to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, and qualifications set forth therein, that the consideration to be received by the Company shareholders pursuant to the Business Combination Agreement is fair, from a financial point of view, to such shareholders. Each of the Company Board and the Special Committee also received an independent fairness opinion from INFOR Financial Inc. to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, and qualifications set forth therein, that the consideration to be received by the Company shareholders pursuant to the Business Combination Agreement is fair, from a financial point of view, to such shareholders.

The manager of Gold Flora received a fairness opinion from Clarus Securities Inc. to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, and qualifications set forth therein, the consideration to be received by Gold Flora pursuant to the Business Combination Agreement is fair, from a financial point of view, to the Gold Flora membership unitholders and convertible debenture holders.

The foregoing description of the Business Combination Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (“Current Report”) and is incorporated herein by reference.

Shareholder Support Agreements

In connection with the Business Combination Agreement, Gold Flora has entered into voting and support agreements with the directors and certain officers of TPCO holding in the aggregate approximately 11.0% of the issued and outstanding TPCO Shares, pursuant to which these parties have agreed, subject to certain rights of withdrawal, to vote in favor of the Business Combination and, subject to exceptions, not to dispose of their TPCO Shares for a specified period of time following the Business Combination (the “TPCO Support Agreements”).

TPCO has entered into voting and support agreements with certain holders of Gold Flora Units holding an aggregate of 75.9% of the issued and outstanding Gold Flora Units, pursuant to which these parties have agreed, subject to certain rights of withdrawal, to vote in favor of the Business Combination and, subject to certain exceptions, not to dispose of their Gold Flora Units for a specified period of time following the Business Combination (the “Gold Flora Support Agreements”). TPCO has also entered into voting and support agreements with certain Stately Shareholders holding an aggregate of approximately 30% of the issued and outstanding Stately Shares, pursuant to which these parties have agreed, subject to certain rights of withdrawal, to vote in favor of the Business Combination (the “Stately Support Agreements”). Stately has also agreed to use its commercially reasonable efforts to obtain Stately Support Agreements from additional Stately Shareholders, for an aggregate target of not less than 50% of outstanding Stately Shares being subject to the provisions of Stately Support Agreements.

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The foregoing description of the TPCO Support Agreements, the Gold Flora Support Agreements and the Stately Support Agreements is not intended to be complete and is qualified in its entirety by reference to the full text of the forms of TPCO Support Agreement, Gold Flora Support Agreement and Stately Support Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively to this Current Report and are incorporated herein by reference.

Working Capital Facility Agreement

In connection with the Business Combination, TPCO US Holding LLC, a direct and wholly-owned subsidiary of TPCO (the “Lender”), and Gold Flora entered into a working capital facility agreement, pursuant to which the Lender has agreed to advance to Gold Flora in a principal amount of up to $5,000,000, which shall bear interest at a rate of 10% per annum, and shall be secured by certain assets of Gold Flora. The outstanding balance of the loan will become due and payable if the Business Combination Agreement is terminated, subject to certain conditions.

Additional Information and Where to Find It

In connection with the proposed transaction, TPCO will file a preliminary and a definitive management information circular and proxy statement on Schedule 14A (the “Circular”) containing important information about the proposed transaction and related matters. Additionally, TPCO will file other relevant materials in connection with the proposed transaction with applicable securities regulatory authorities. Investors and security holders of TPCO are urged to carefully read the entire definitive Circular (including any amendments or supplements to such document) when such document becomes available before making any voting decision with respect to the proposed transaction because the definitive Circular will contain important information about the proposed transaction and the parties to the transaction. The definitive Circular, when available, will be mailed to TPCO Shareholders, as well as be accessible on the EDGAR and SEDAR profile of TPCO.

Investors and security holders of TPCO will be able to obtain a free copy of the Circular, as well as other relevant filings containing information about TPCO and the proposed transaction, without charge, at the Securities and Exchange Commission’s (the “SEC”) website (www.sec.gov) or from TPCO by going to TPCO’s Investor Relations page on its website at https://ir.theparent.co/financials/sec‑filings/default.aspx.

Participants in the Solicitation

TPCO, Gold Flora, Stately and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of TPCO proxies in respect of the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to TPCO shareholders in connection with the proposed transaction will be set forth in the Circular when available. Other information regarding the participants in the TPCO proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in such management information circular and proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or TPCO as described in the preceding paragraph.

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Forward Looking Statements

This Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. These forward-looking statements relate to, among other things, the benefits of the Business Combination, the management of Newco, expected completion of the Business Combination and the listing of Newco Shares on a trading exchange.  Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Gold Flora’s and TPCO’s current projections and expectations about future events and financial trends that they believe might affect their financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by each party in light of the experience and perception of historical trends, current conditions and expected future developments and other factors each party believes are appropriate. Forward looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors, including, among others, those related to the inability of the parties to successfully or timely consummate the Business Combination; the risk that any required regulatory approvals (including any requisite stock exchange approval) are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect expected benefits of the Business Combination, if not obtained; the failure to realize the anticipated benefits of the Business Combination; matters discovered by the parties as they complete their respective due diligence investigation of the other parties; the ability to secure a trading exchange for the Newco Shares; the failure to satisfy the conditions to the consummation of the Business Combination, including approval of the Business Combination by the shareholders or unitholders of the parties to the Business Combination and the approval of the Supreme Court of British Columbia; risks discussed under the heading “Risk Factors” in TPCO’s Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on EDGAR on March 31, 2022, as updated by the information under the heading “Risk Factors in TPCO’s subsequently filed Form 10-Qs and other documents filed by TPCO with U.S. and Canadian securities regulatory authorities on EDGAR and SEDAR, respectively. These risks and uncertainties may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Although Gold Flora and TPCO believe that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Gold Flora and TPCO assume no obligation and disclaim any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.

Item 7.01 Regulation FD Disclosure

On February 22, 2023, the Company issued a press release (the “Press Release”) to announce, among other things, the Business Combination Agreement, the Shareholder Support Agreements and certain related matters. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Business Combination Agreement, dated February 21, 2023, by and among TPCO Holding Corp., Gold Flora, LLC, Stately Capital Corporation, Gold Flora Corporation and Golden Grizzly Bear LLC +
10.1	Form of TPCO Support Agreement +
10.2	Form of Gold Flora Support Agreement +
10.3	Form of Stately Support Agreement +
99.1	Press Release, dated February 22, 2023 (incorporated by reference to registrant's Schedule 14A filed with the SEC on February 22, 2023 at 16:27:01)
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

+ Certain identified information has been omitted pursuant to Item 601(b)(2) or Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the registrant treats as private or confidential. The registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2023

TPCO HOLDING CORP.

By:	/s/ Mike Batesole
	Name:	Mike Batesole
	Title:	Chief Financial Officer

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